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As filed with the Securities and Exchange Commission on November 10, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

MSC INDUSTRIAL DIRECT CO., INC.
(Exact Name of Registrant as Specified in its Charter)

New York (State of Incorporation)	5084 (Primary Standard Industrial Classification Code Number)	11-3289165 (I.R.S. Employer Identification No.)
75 Maxess Road Melville, New York 11747 (516) 812-2000 (Address and telephone number of registrant's principal executive offices)

Mitchell Jacobson MSC Industrial Direct Co., Inc. 75 Maxess Road Melville, New York 11747 (516) 812-2000 (Name, address and telephone number of agent for service)

Copies to: Eric M. Lerner, Esq. Katten Muchin Zavis Rosenman 575 Madison Avenue New York, New York 10022 (212) 940-8800

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of security to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Class A Common Stock, par value $0.001 per share	6,900,000(1)	$27.15(2)	$187,335,000(2)	$23,735(2)

(1)
To be offered from time to time by Selling Shareholders based upon prevailing market prices.

(2)
The proposed maximum aggregate price per unit was estimated pursuant to Rule 457(c) promulgated under the Securities Act of 1933, solely for the purpose of determining the registration fee, based on the average of high and low prices of the registrant's common stock as quoted on The New York Stock Exchange on November 5, 2003. In accordance with Rule 416 promulgated under the Securities Act of 1933, this Registration Statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

SUBJECT TO COMPLETION, DATED NOVEMBER 10, 2003

PROSPECTUS
                       , 2003

6,900,000 Shares

[LOGO]

Class A Common Stock

        All of the 6,900,000 shares of Class A Common Stock, par value $.001 per share, offered hereby are being sold by the Selling Shareholders named in this prospectus. We will not receive any of the proceeds from the sale of shares of Class A Common Stock by the Selling Shareholders. See "Selling Shareholders."

        The Selling Shareholders may use this prospectus to offer and sell, from time to time, up to 6,900,000 shares of our Class A Common Stock. The Selling Shareholders may offer for sale the shares of Class A Common Stock covered by this prospectus from time to time directly to purchasers or through underwriters, broker-dealers or agents, in public or private transactions, at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the methods of sale, see "Plan of Distribution."

        We have two classes of common stock. Holders of our Class A Common Stock, which is offered by this prospectus, are entitled to one vote per share, and holders of our Class B Common Stock, par value $.001 per share, are entitled to ten votes per share. See "Description of Capital Stock." Upon completion of this offering, our principal shareholders will own approximately 39.0% of the outstanding shares of our capital stock and will control approximately 81.2% of the combined voting power of all outstanding shares of our capital stock. Consequently, these shareholders will remain in a position to elect all of our directors and to determine the outcome of any matter submitted to a vote of our shareholders for approval. See "Principal and Selling Shareholders."

        The Class A Common Stock is listed on the New York Stock Exchange under the symbol "MSM." On November 7, the last reported sales price for the Class A Common Stock on the New York Stock Exchange was $27.70.

        See "Risk Factors" beginning on page 7 for certain information that should be considered by prospective investors.

        These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

About this Prospectus

We may amend or supplement this prospectus from time to time by filing amendments or supplements with the Securities and Exchange Commission. To understand the terms of the securities offered by this prospectus, you should carefully read this entire prospectus, including any amendments or supplements. You should also read the documents referred to under the heading "Where You Can Find More Information" below for information about us and our financial statements.

        When shares of Class A Common Stock are actually sold, to the extent required, the number of shares to be sold, the purchase price, the public offering price, the names of any agent, dealer or underwriter and any applicable commission or discount with respect to that particular sale and any other required information will be set forth in an accompanying prospectus supplement. A prospectus supplement also may update or change information contained in the basic prospectus.

        Unless the context otherwise indicates, references in this prospectus to "we," "our company," "us" or "our" refer to MSC Industrial Direct Co., Inc. and its consolidated subsidiaries.

THE COMPANY

        MSC Industrial Direct Co., Inc. (together with its consolidated subsidiaries, "MSC" or the "Company" or "we") is one of the largest direct marketers of a broad range of industrial products to industrial customers throughout the United States. We distribute a full line of industrial products intended to satisfy our customers' maintenance, repair and operations ("MRO") supplies requirements. We offer over 500,000 stock-keeping units ("SKUs") through our master catalogs, weekly, monthly and quarterly specialty and promotional catalogs, newspapers and brochures and service our customers from approximately 90 branch offices and four distribution centers. Most of our products are carried in stock, and orders for these in-stock products are typically fulfilled the day on which the order is received.

        Our business strategy is to provide an integrated, low cost solution to the purchasing, management and administration of our customers' MRO needs. We believe we add value to our customers' purchases by reducing their total MRO supplies costs, taking into account both the direct cost of products and the administrative, personnel and financial cost of obtaining and maintaining MRO supplies. We try to achieve this reduction in MRO supplies costs in the following manner:

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  Our extensive product offerings allow customers to reduce the administrative burden of dealing with many suppliers for their MRO needs.

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  We guarantee same-day shipping of our core business products, which enables our customers to reduce their inventory investment and carrying costs.

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  We consolidate multiple purchases into a single order, provide a single invoice relating to multiple purchases over varying periods of time and offer direct shipments to specific departments and personnel within a single facility or multiple facilities, allowing our customers to reduce administrative paperwork, costs of shipping and personnel costs related to internal distribution and purchase order management.

  •
  We have extensive E-commerce abilities that enable our customers to lower their procurement costs. This includes many features such as swift search and transaction abilities, access to real time inventory, customer specific pricing, workflow management tools and other features. We can also interface directly with many purchasing portals such as ARIBA and I-Procure. In addition we offer Vendor Managed Inventory ("VMI") systems that can lower customers' inventory investment, reduce sourcing costs and out of stock situations and increase business efficiency.

        Our customers include a wide range of purchasers of industrial supply products, from one-person machine shops to Fortune 1000 companies, to government agencies including the United States Postal Service ("USPS"). Our core business focuses on selling relatively higher margin, lower volume products and had an average order size of approximately $224 in fiscal 2003. We have in excess of 343,000 combined active customers (companies that have purchased at least one item during the past 12 months). Our customers select desired products from MSC's various publications and place their orders by telephone, the Internet, direct computer link or facsimile.

        We operate primarily in the United States, with customers in all 50 states, through a network of four regional distribution centers and approximately 90 branch offices. MSC's distribution centers are located near Harrisburg, Pennsylvania; Atlanta, Georgia; Elkhart, Indiana and Reno, Nevada. The strategic locations of MSC's distribution centers allow for next day ground delivery via low cost ground carriers in 36 states. Our experience has been that areas accessible by next day ground delivery generate significantly greater sales than areas where next day ground delivery is not available. Accordingly, our long-term strategy is to expand our geographic coverage of next day ground delivery throughout the continental United States which at some point in the future may require the expansion of existing facilities or the opening of new facilities.

Business Strategy

        Our business strategy is to reduce our customers' total cost of procurement for obtaining and maintaining MRO supplies. The strategy includes the following key elements:

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  a broad selection of in-stock products;

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  offering both name brand and generic products;

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  prompt response and same-day shipping;

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  superior, value-added customer service;

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  competitive pricing;

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  targeted direct mail marketing; and

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  a commitment to technological innovation.

        Broad Selection of Products.    We believe that our ability to offer customers a broad spectrum of brand name and generic MRO products and a "good-better-best" product selection alternative has been critical to our success. We offer similar products with varying degrees of name recognition, quality and price, thus permitting the customer to choose the appropriate product based on cost, quality and the customer's specific needs. Our customers are increasingly purchasing from fewer suppliers to reduce the administrative burden of ordering from multiple suppliers. By offering for sale over 500,000 products, most of which generally are in stock and available for immediate shipment, we aim to provide a broad range of merchandise in order to become our customers' preferred supplier of MRO products.

        Same-Day Shipping.    Our guaranteed same-day shipping of products results in delivery the next day or second day for customers in most of the continental United States. This prompt delivery allows customers to reduce the administrative burden of dealing with many suppliers and reduces their inventory investment and carrying costs. We fulfill our same-day shipment guarantee more than 99% of the time. Our experience has been that areas accessible by next day ground delivery will generate significantly greater sales than areas where next day ground delivery is not available. The strategic locations of our distribution centers allow next day ground delivery via low cost ground carriers in 36 states.

        Superior Customer Service.    Customer service is a key element in becoming a customer's preferred provider of MRO supplies. Our commitment to customer service is demonstrated by our investment in sophisticated information systems and extensive training of our associates. Utilizing our proprietary customer support software, our in-bound sales representatives implement the "one call does it all" philosophy. In-bound sales representatives are able to inform customers on a real time basis of the availability of a product, recommend substitute products, verify credit information, receive special, custom or manufacturer direct orders, cross-check inventory items using customer product codes previously entered into our information systems and arrange technical assistance. We believe that our simple, one-call method of fulfilling all purchasing needs of a customer through highly-trained customer service representatives, supported by our proprietary information systems, results in greater efficiency for customers and increased customer satisfaction. To complement our customer service, we seek to ease the administrative burdens on our customers by offering customized billing services, customer savings reports and other customized report features, electronic data interchange ordering, e-commerce capabilities, bulk discounts and stocking of specialty items specifically requested by customers.

        Targeted Direct Mail Marketing Strategy.    Our primary tools for marketing and product reference are the annual master catalogs used to showcase over 500,000 items. In fiscal 2003, our master catalogs were supplemented by 91 specialty and promotional catalogs and brochures covering such specialty areas as cutting tools, measuring instruments, tooling components and maintenance and repair, industrial supply, and hose and tubing. We use our database of approximately 1.5 million companies with 1.9 million individual contacts, and also purchase mailing lists of prospective customers, to target the distribution of these various publications to specific individuals within an organization whose purchasing history or other criteria suggest receptiveness to mailings of specific publication titles. The use of specialty and promotional publications, which are produced in-house, has resulted in increased productivity through lower costs, increased response rates and more efficient use of advertising space. MSC's publication circulation decreased from 37.7 million in fiscal 2001 to approximately 33.5 million in fiscal 2003. This planned decrease in mailings is in line with our continuing strategy to increase the productivity of our direct marketing efforts and increase overall return on advertising dollars spent.

        Commitment to Technological Innovation.    We take advantage of technological innovations to support growth, improve customer service and to reduce our operating costs through more effective buying practices, automated inventory replenishment and efficient order fulfillment operations. MSC's proprietary software tracks all of the SKUs (over 500,000) and enables the customer and the sales representatives to determine the availability of products in stock on a real-time basis and to evaluate alternative products and pricing. MSC's website MSCDirect.com is a searchable on-line catalog with electronic ordering capabilities designed to take advantage of the opportunities created by Internet commerce. The MSCDirect.com site offers a broad array of products, services, workflow management tools and related information to meet the needs of customers seeking to reduce process costs through Internet e-commerce-enabled solutions. For those customers who do not have internet access, we continue to offer our Customer Direct Access Plus System which allows a customer to order products directly, set purchase limits for particular buyers, run customized reports of purchasing history and select from a variety of billing options. Our information systems have been designed to enhance inventory management and turnover, customer service and cost reduction for both MSC and our customers. In addition to internal and customer information systems, we continually upgrade our distribution methods and systems to improve productivity and efficiency. We also provide a comprehensive EDI ordering system to support our customer based purchase order processing. We have recently introduced our Vendor Managed Inventory ("VMI") system. Each bin item in the customer's on site stockroom is bar coded and scanned into our VMI system. The customer monitors the inventory levels and replenishes any item simply by scanning the bar code. The order is then electronically downloaded into our Sales Order Entry system thereby enabling the customer to lower their procurement costs and maintain lower inventory levels.

Growth Strategy

        Our objective is to become the preferred supplier of industrial products for companies throughout the United States. We intend to increase sales to existing customers and diversify our customer base by:

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  expanding next day ground delivery into new markets;

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  targeting the circulation of the master catalog and our direct mail campaign;

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  developing government and national account programs;

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  increasing the number of product lines and SKUs offered including generic and imported products;

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  continually developing technological innovations employing modern technologies to reduce our customers' costs and utilizing extensive e-commerce capabilities, making it even easier and more appealing to do business with MSC;

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  maintaining excellent customer support service; and

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  increasing the productivity of our direct sales force.

        Expanding next day ground delivery.    Our experience has been that sales in areas accessible by next day ground delivery are significantly greater than in areas with second day delivery. Accordingly, our long-term goal is to expand our geographic coverage of next day ground delivery throughout the United States, which at some point in the future may require the expansion of existing facilities or the opening of new facilities.

        Targeted circulation of our master catalog and direct mail campaign.    We have accumulated a buyer database of approximately 1.5 million companies with 1.9 million individual contacts, and industry expertise within specific markets. We utilize empirical information from this database to prospect for new customers, thereby increasing the circulation of our master catalogs. We supplement our master catalogs with direct mailings of specialty and promotional publications to further increase customer response and product purchases. Industry specific expertise is used to target customer growth areas and focus sales and marketing campaigns.

        Develop Government and National Account Programs.    The Company has developed internal government and national account programs to meet the specific needs of these types of customers. We believe that significant growth opportunities exist within these segments and that they are an integral part of our customer diversification program. This allocation of resources will allow the Company to better support these customers, expand our customer acquisition activities and is a key component of our overall growth strategy.

        Increasing the Number of Product Lines and SKUs.    We believe that continuing to increase the breadth of our product line and providing high levels of customer service are effective methods of increasing sales to current customers and attracting new customers. By expanding the product lines and SKUs offered within existing product categories, we seek to satisfy an increasing percentage of the supplies purchases of our customers and to attract new customers. To continue to provide a diverse product line and maintain profit margins in our competitive market place, the Company has sought out vendors to supply higher margin generic and imported products. In fiscal 2003, we added approximately 30,000 SKUs, which is the net result of new SKU additions reduced by deletions of older slow moving SKU items, and currently have over 500,000 SKUs in total. We generally add SKUs in response to the feedback we receive from our existing customers.

        E-commerce capabilities.    MSCDirect.com is a proprietary business-to-business horizontal marketplace serving the industrial market that offers customers full access to our catalog, and all orders placed online at MSCDirect.com are backed by our same-day shipping guarantee. MSCDirect.com utilizes the same highly trained sales force and support services as MSC's traditional business, emphasizing MSC's values of placing customers needs first. It is available 24 hours a day, seven days a week providing real-time inventory availability, superior search capabilities, on-line bill payment, delivery tracking status and a number of other enhancements including work flow management tools. The user-friendly search engine allows customers to order by description, vendor or brand. We believe MSCDirect.com is a key component of our strategy to reduce customers' MRO transaction costs and internal requisition time. The site also allows customers to control which of their staff are entitled to purchase products online, how much they are entitled to spend and which staff require secondary approval. The process is fully automated and integrated into our back-end systems. Most orders move directly from the customers' desktop to the distribution center floor, removing human error, reducing handling costs and speeding up the transaction flow. MSC continues to evaluate our site and solicit customer feedback, making on-going improvements targeted at allowing MSCDirect.com to remain one of the premier sites in its marketplace. Our MSCDirect.com marketing campaign continued in fiscal year 2003 to raise awareness and drive volume to the website. MSCDirect.com generated revenue of more than $90 million in fiscal year 2003, a 49% increase over the prior year.

        E-commerce portals sell a suite of e-commerce products designed to meet the needs of businesses seeking reduced costs and increased effectiveness of their MRO/direct materials process by using

Internet-enabled solutions. We have associations with many of these portals including, among others, Ariba, Perfect Commerce, Oracle, SAP and I-Procure. We continue to evaluate and expand our capabilities in these areas, when they can provide value for our customers.

        Maintain Excellent Customer Support Service.    Our goal is to anticipate a customer's service needs. We are continuing to proactively expand the services that we provide and respond and build programs at customer requests. Our "one call does it all" philosophy continues to be the cornerstone of our service model even as the complexity of the needs of our customers continues to grow. This focus on our customers' needs provide a market differentiator, which enables us to retain existing customers and grow our customer base.

        Increasing the productivity of our direct sales force.    We believe that improving sales force productivity can have a positive effect on our sales per customer. The focus is to enable our sales force to spend more time with our customers and provide increased support during the MRO purchasing process thereby capturing more of their MRO spend.

        Our principal executive offices are located at 75 Maxess Road, Melville, New York 11747 and our telephone number is (516) 812-2000.

THIS OFFERING

Class A Common Stock Offered	6,900,000 shares
Capital Stock to be Outstanding After this Offering
Class A Common Stock	40,737,489 shares(1)
Class B Common Stock	25,237,294 shares(2)
Total	65,974,783 shares
Voting Rights
The Class A Common Stock, par value $.001 per share, is entitled to one vote per share and the Class B Common Stock, par value $.001 per share, is entitled to ten votes per share on all matters requiring a shareholder vote. See "Risk Factors—Our principal shareholders exercise significant control over us" and "Description of Capital Stock."
Use of Proceeds	The Company will not receive any of the proceeds from the sale of the shares of Class A Common Stock offered by the Selling Shareholders.
Risk Factors	Certain factors should be considered in connection with an investment in the Class A Common Stock. See "Risk Factors."
NYSE Symbol	"MSM"

(1)
Excludes 6,820,000 shares of Class A Common Stock reserved for issuance (i) upon the exercise of options granted under our 1995, 1998, and 2001 Stock Option Plans, (ii) under our 1995 Restricted Stock Plan and (iii) under our 1998 Associate Stock Purchase Plan. Options to purchase an additional 4,505,000 shares of Class A Common Stock may be granted under our 2001 Stock Option Plan.

(2)
The Class B Common Stock is convertible into Class A Common Stock on a one-for-one basis at the option of the holder and upon transfer of shares of Class B Common Stock to persons other than existing holders of Class B Common Stock or certain of their family members. See "Selling Shareholders" and "Description of Capital Stock."

RISK FACTORS

        In addition to the other information in this Prospectus, the following factors should be considered in evaluating the Company and its business before purchasing the shares of Class A Common Stock offered hereby. Our future operating results depend upon many factors and are subject to various risks and uncertainties. The known material risks and uncertainties which may cause our operating results to vary from anticipated results or which may negatively affect our operating results and profitability are as follows:

Changes in our customer and product mix could cause our gross margin percentage to fluctuate.

        From time to time we have experienced changes in our customer mix and in our product mix since our formation. Changes in our customer mix have resulted from geographic expansion, daily selling activities within current geographic markets, and targeted selling activities to new customer segments. Changes in our product mix have resulted from marketing activities to existing customers and needs communicated to us from existing and prospective customers. Although we have been successful in incrementally increasing our gross margin percentage by varying our customer and product mix over the last several years and our strategy has emphasized higher margin, lower volume orders, changes in our customer and product mix could cause our gross margin percentage to fluctuate or decline from time to time in the future.

Our industry is consolidating which could cause it to become more competitive.

        The business of selling MRO supplies in North America is currently undergoing some consolidation. This consolidation is being driven by customer needs and supplier capabilities, which could cause the industry to become more competitive as greater economies of scale are achieved by suppliers.

        Traditional MRO suppliers are attempting to consolidate the market through internal expansion, through acquisition or merger with other industrial and construction suppliers, or through a combination of both. This consolidation allows suppliers to improve efficiency and spread fixed costs over a greater number of sales, and to achieve other benefits derived from economies of scale.

        Customers are increasingly aware of the total costs of fulfillment, and of their need to have consistent sources of supply at multiple locations. Consistent sources of supply provide not just reliable product quantities, but also consistent pricing, quality, services and engineering capabilities. We believe these customer needs could result in fewer suppliers as the industry consolidates, and as the remaining suppliers become larger and capable of being a consistent source of supply.

        The trend of our industry toward consolidation could make it more difficult for us to maintain our operating margins. There can be no assurance that we will be able to take advantage of the trend or that we can do so effectively.

        In addition, as various sectors of the industrial and construction customer base face increased foreign competition and in fact lose business to foreign competitors, or shift their operations overseas or outsource manufacturing requirements to foreign manufacturers, or source supplies from foreign vendors in an effort to reduce expenses, we will face increased difficulty in growing and maintaining our market share and growth prospects.

We operate in a highly competitive industry.

        The MRO supply industry is a large, fragmented industry that is highly competitive. We face competition from traditional channels of distribution such as retail outlets, small dealerships, regional or national distributors utilizing direct sales forces, manufacturers of MRO supplies, large warehouse stores and larger direct mail distributors. We believe that sales of MRO supplies will become more concentrated over the next few years, which may make the industry more competitive. Our competitors challenge us with a greater variety of product offerings, financial resources, services or a combination of all of these factors.

        Although we have recently had success in diversifying our customer base, which we believe will assist us to better manage periodic downturns in the manufacturing industry, there can be no assurance that sales to these additional customers will offset the adverse effects of other competitive trends in our industry, including those discussed above.

The risk of cancellation or rescheduling of orders may cause our operating results to fluctuate.

        The cancellation or rescheduling of orders may cause our operating results to fluctuate. Although we strive to maintain ongoing relationships with our customers, there is an ongoing risk that orders may be cancelled or rescheduled due to fluctuations in our customers' business needs or purchasing budgets. Additionally, although our customer base is diverse, ranging from one-person machine shops to Fortune 1000 companies and large government agencies, the cancellation or rescheduling of significant orders by larger customers may still have a material adverse effect on our operating results from time to time.

Work stoppages and other disruptions at transportation centers or shipping ports may adversely affect our ability to obtain inventory and make deliveries to our customers.

        Our ability to provide same-day shipping of our core business products is an integral component of our overall business strategy. Disruptions at transportation centers or shipping ports, such as the severe winter weather experienced during the third quarter of fiscal 2003 and the longshoreman's strike on the West Coast in fiscal 2002, affect both our ability to maintain core products in inventory and deliver products to our customers on a timely basis, which may in turn adversely affect our results of operations.

The risks of war, terrorism, and similar hostilities may adversely affect our operating results.

        In addition to having an impact on general economic conditions, events such as the attacks of September 11, 2001 and the recent conflict in Iraq may adversely affect our revenues and our ability to service our customers. We believe that both the events of September 11, 2001 and the Iraq conflict had an adverse effect on our results of operations, although the impact of such events can be difficult to quantify.

Disruptions of our information systems could adversely affect us.

        We believe that our computer software programs are an integral part of our business and growth strategies. We depend upon our information systems to help process orders, to manage inventory and accounts receivable collections, to purchase, sell and ship products efficiently and on a timely basis, to maintain cost-effective operations, and to help provide superior service to our customers. Any disruption in the operation of our information systems, including widespread power outages such as those that affected the northeastern and midwest United States in August 2003, could have a material adverse effect on our business, financial condition and results of operations. Although we utilize disaster recovery techniques and procedures, which we believe are adequate to fulfill our needs, and we believe that planned enhancements and upgrades to the next generation of our existing operating platforms will be sufficient to sustain our present operations and our anticipated growth for the foreseeable future, there can be no assurance that disruptions of our information systems will not occur.

Our success is dependent on certain key personnel.

        Our success depends largely on the efforts and abilities of certain key senior management. The loss of the services of one or more of such key personnel could have a material adverse effect on our business and financial results. We do not maintain any key-man insurance policies with respect to any of our executive officers.

Distribution Center Expansions

        In the future, as part of our long term strategic planning, we may open new distribution centers to improve our efficiency, geographic distribution and market penetration. Moving or opening distribution centers requires a substantial capital investment, including expenditures for real estate and construction, and a substantial investment in inventory. In addition, new distribution centers will have an adverse impact on distribution expenses as a percentage of sales, inventory turnover and return on investment in the periods prior to and for some time following the commencement of operations of each new distribution center. Additionally, until sales volumes mature at new distribution centers, operating expenses as a percentage of sales may be adversely impacted. Further, substantial or unanticipated delays in the commencement of operations at new distribution centers could have a material adverse effect on our geographic expansion and may impact results of operations.

Availability of and Integration of Prospective Acquisitions

        Acquisitions have played a limited role in our recent growth. From time to time in the future, we may pursue selected acquisitions that either expand or complement our business in new or existing markets. There can be no assurance that we will be able to identify and to acquire acceptable acquisition candidates on terms favorable to us and in a timely manner. The failure to complete or successfully integrate prospective acquisitions may have an adverse impact on our growth strategy. We are not currently a party to any oral or written acquisition agreement or engaged in any negotiations with respect to any material acquisition candidate.

Our common stock price may be volatile.

        We believe factors such as fluctuations in our operating results or the operating results of our competitors, changes in economic conditions in the market sectors in which our customers operate (notably the durable and non-durable goods manufacturing industry, which accounted for 73% of our revenue in fiscal 2003), and changes in general market conditions, could cause the market price of our Class A Common Stock to fluctuate substantially. In addition, sales of a substantial number of shares of our common stock in the public market, whether by purchasers in this offering or other shareholders, could adversely affect the prevailing market price of our Class A Common Stock.

Our principal shareholders exercise significant control over us.

        Our Chief Executive Officer, his sister, certain of their family members and related entities collectively own 100% of the outstanding shares of Class B Common Stock, and will control approximately 81.2% of the combined voting power of the Company's capital stock upon the closing of this offering. Consequently, such shareholders will be in a position to elect all of the directors of the Company and to determine the outcome of any matter submitted to a vote of the Company's shareholders for approval. See "Selling Shareholders" and "Description of Capital Stock."

Shares Eligible for Future Sale

        Sales of a substantial number of shares of Class A Common Stock in the public market, whether by purchasers in this Offering or other of our shareholders, could adversely affect the prevailing market price of the Class A Common Stock and could impair our future ability to raise capital through an offering of its equity securities. As of August 30, 2003, there were 33,642,511 shares of Class A Common Stock outstanding. There will be 40,737,489 shares of Class A Common Stock outstanding immediately after completion of this offering, substantially all of which will be freely tradeable. In addition, there were 6,820,000 shares of Class A Common Stock reserved for issuance (i) upon the exercise of options granted under the Company's 1995, 1998, and 2001 Stock Option Plans, (ii) under the 1995 Restricted Stock Plan, and (iii) under the Company's 1998 Associate Stock Purchase Plan. Options to purchase an additional 4,505,000 shares of Class A Common Stock may be granted under the Company's 2001 Stock Option Plan.

        Our Class B Common Stock is convertible, on a one-for-one basis, into our Class A Common Stock at any time. Simultaneously with this offering, the selling shareholders may convert up to            shares of Class B Common Stock. As of August 30, 2003, there were 32,137,294 shares of Class B Common Stock outstanding. There will be 25,237,294 shares of Class B Common Stock outstanding immediately after completion of this Offering. All of the shares of Class B Common Stock (and the shares of Class A Common Stock into which such shares are convertible) are "restricted securities" for purposes of the Securities Act.

        Subject to the volume and other limitations set forth in Rule 144 promulgated under the Securities Act, all of such restricted securities are eligible for public sale. See "Principal and Selling Shareholders."

FORWARD-LOOKING STATEMENTS

        This prospectus includes or incorporates by reference discussions of future expectations and contains projections of results of operations or financial condition or other "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and we intend that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements included in, or incorporated by reference into this prospectus, involve known and unknown risks and uncertainties and include, but are not limited to, statements regarding future events and our plans, goals and objectives. Such statements are generally accompanied by words such as "believe," "anticipate," "think," "intend," "estimate," "expect," or similar terms. Our actual results may differ materially from such statements. For a discussion of important factors that could cause actual results to differ materially from the forward-looking statements, see "Risk Factors." Given the significant risks and uncertainties inherent in the forward-looking statements included in, or incorporated by reference into, this prospectus, the inclusion of these statements is not a representation by us or any other person that our objectives and plans will be achieved.

USE OF PROCEEDS

        The Company will not receive any of the proceeds from the sale of the shares of Class A Common Stock offered by the Selling Shareholders.

SELLING SHAREHOLDERS

Beneficial Ownership and Other Information

        The following tables set forth information, as of November 5, 2003 with respect to the shares of common stock beneficially owned by the Selling Shareholders:

  Shares Beneficially Owned Prior to Offering:

	Class		Amount & Nature of Beneficial Ownership		Percent of Class		Shares Being Offered		% Ownership of Common Stock(1)	% Voting Power(2)(3)
Mitchell Jacobson(4)	A	(5)	1,133,111	(6)	3.3		2,300,000	(10)	30.1	53.1
	B		18,743,357	(7)	58.3	(2)
Marjorie Gershwind(4)	A	(5)	1,025,766	(8)	3.0		4,600,000	(11)	19.3	33.3
	B		11,721,932	(9)	36.5	(2)

  Shares Beneficially Owned After Offering:

	Class		Amount & Nature of Beneficial Ownership	Percent of Class		% Ownership of Common Stock(1)	% Voting Power(2)(3)
Mitchell Jacobson(4)	A	(5)	1,133,111	2.8		26.6	56.5
	B		16,443,357	65.2	(2)
Marjorie Gershwind(4)	A	(5)	1,025,766	2.5		12.4	24.7
	B		7,121,932	28.2	(2)

(1)
Indicates percentage ownership of the aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock. See footnote 5.

(2)
Percentages total more than 100% because of shared beneficial ownership of certain shares of Class B Common Stock described in footnotes 7 and 9 below.

(3)
Indicates percentage of aggregate number of votes which can be cast. On all matters to be voted upon by our shareholders, the holders of the Class A Common Stock and the Class B Common Stock vote together as a single class, with each record holder of Class A Common Stock entitled to one vote per share of Class A Common Stock and each record holder of Class B Common Stock entitled to 10 votes per share of Class B Common Stock.

(4)
The address of each person is c/o MSC Industrial Direct Co., Inc., 75 Maxess Road, Melville, New York 11747.

(5)
Does not include shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock. Shares of Class B Common Stock are convertible at any time into shares of Class A Common Stock on a share-for-share basis.

(6)
Includes (a) 169,669 shares of Class A Common Stock owned directly by Mr. Jacobson, (b) 709,100 shares of Class A Common Stock which may be deemed to be beneficially owned by Mr. Jacobson as a member of Platinum Investment Management, L.L.C., a Delaware limited liability company, the owner of such shares, (c) 154,342 shares of Class A Common Stock which may be deemed to be beneficially owned by Mr. Jacobson as a director of The Jacobson Family Foundation, the owner of such shares, and (d) 100,000 shares of Class A Common Stock issuable upon the exercise by Mr. Jacobson of options that are presently exercisable or exercisable within 60 days of November 5, 2003. Mr. Jacobson disclaims beneficial ownership of 354,550 of the shares of Class A

  Common Stock owned by Platinum Investment Management, L.L.C. and disclaims beneficial ownership of all the shares of Class A Common Stock held by The Jacobson Family Foundation.

(7)
Includes (a) 10,950,814 shares of Class B Common Stock owned directly by Mr. Jacobson, (b) 7,032,000 shares of Class B Common Stock which may be deemed to be beneficially owned by Mr. Jacobson as a member of JF-MSC, L.L.C., a Delaware limited liability company, (c) 386,142 shares of Class B Common Stock which may be deemed to be beneficially owned by Mr. Jacobson as Settlor of the Mitchell Jacobson 1998 Qualified Seven Year Annuity Trust and (d) 374,401 shares of Class B Common Stock owned by Marjorie Diane Gershwind as Settlor of the Marjorie Diane Gershwind 1998 Qualified Seven Year Annuity Trust of which trust Mr. Jacobson is the sole trustee and over which shares he may be deemed to have beneficial ownership. Mr. Jacobson disclaims beneficial ownership of 3,352,800 of the shares of Class B Common Stock owned by JF-MSC, L.L.C. and disclaims beneficial ownership of all shares of Class B Common Stock owned by the Marjorie Diane Gershwind 1998 Qualified Seven Year Annuity Trust and the Mitchell Jacobson 1998 Qualified Seven Year Annuity Trust.

(8)
Includes (a) 190,680 shares of Class A Common Stock owned directly by Ms. Gershwind, (b) 709,100 shares of Class A Common Stock which may be deemed to be beneficially owned by Ms. Gershwind as a member of Platinum Investment Management, L.L.C., a Delaware limited liability company, the owner of such shares and (c) 125,986 shares of Class A Common Stock which may be deemed to be beneficially owned by Ms. Gershwind as a director of The Gershwind Family Foundation, the owner of such shares. Ms. Gershwind disclaims beneficial ownership of 354,550 of the shares of Class A Common Stock owned by Platinum Investment Management, L.L.C. and disclaims beneficial ownership of all the shares of Class A Common Stock held by The Gershwind Family Foundation.

(9)
Includes (a) 4,701,285 shares of Class B Common Stock owned directly by Ms. Gershwind, (b) 5,700,000 shares of Class B Common Stock which may be deemed to be beneficially owned by Ms. Gershwind as a member of GF-MSC, L.L.C., a Delaware limited liability company, (c) 946,246 shares of Class B Common Stock which may be deemed to be beneficially owned by Ms. Gershwind as Settlor of the Marjorie Diane Gershwind 1994 Qualified Fifteen Year Annuity Interest Trust and (d) 374,401 shares of Class B Common Stock which may be deemed to be beneficially owned by Ms. Gershwind as Settlor of the Marjorie Diane Gershwind 1998 Qualified Seven Year Annuity Trust. Ms. Gershwind disclaims beneficial ownership of 3,652,000 of the shares of Class B Common Stock owned by GF-MSC, L.L.C. and disclaims beneficial ownership of the shares of Class B Common Stock owned by the Marjorie Diane Gershwind 1994 Qualified Fifteen Year Annuity Interest Trust and the Marjorie Diane Gershwind 1998 Qualified Seven Year Annuity Trust.

(10)
Includes up to 2,300,000 shares of Class B Common Stock that may be converted into Class A Common Stock in connection with this offering. Of the 2,300,000 shares of Class A Common Stock reflected as being offered by Mr. Jacobson in the above table, (i) 1,800,000 of these shares are being offered for the account of Mr. Jacobson and/or related family trusts and other entities, and (ii) 500,000 of these shares are being offered for the account of Mr. Jacobson's son, or family trusts or other entities, the beneficiary of which is Mr. Jacobson's son.

(11)
Includes up to 4,600,000 shares of Class B Common Stock that may be converted into Class A Common Stock in connection with this offering. Of the 4,600,000 shares of Class A Common Stock reflected as being offered by Ms. Gershwind in the above table, (i) 2,600,000 of these shares are being offered for the account of Ms. Gershwind and/or related family trusts and other entities, and (ii) 2,000,000 of these shares are being offered for the account of Ms. Gershwind's children, or family trusts or other entities, the beneficiaries of which are Ms. Gershwind's children.

  Relationships with Selling Shareholders

        Mitchell Jacobson was appointed Chairman of the Board of Directors of the Company in January 1998, served as President of the Company from October 1995 until November 2003, and has served as Chief Executive Officer of the Company since its formation in October 1995. Mr. Jacobson was President of Sid Tool Co., Inc., a wholly-owned and the principal operating subsidiary of the Company (the "Operating Subsidiary") from June 1982 until November 2003, and has served as Chief Executive Officer of the Operating Subsidiary since 1982.

        Marjorie Gershwind is Mitchell Jacobson's sister. She holds no office with the Company and has never served as a director.

        Sidney Jacobson, a director of the Company and a co-founder and Chairman of the Operating Subsidiary, is the father of both Mitchell Jacobson and Marjorie Gershwind. There are no family relationships among any of the other directors or executive officers of the Company.

PLAN OF DISTRIBUTION

        We are registering shares of Class A Common Stock on behalf of the Selling Shareholders. As used in this prospectus, "Selling Shareholders" includes donees, pledgees, transferees or other successors-in-interest selling shares of Class A Common Stock received after the date of this prospectus from a Selling Shareholder as a gift, pledge, distribution or other non-sale related transfer.

        The Selling Shareholders may sell the shares of Class A Common Stock covered by this prospectus from time to time in any legal manner selected by the Selling Shareholders, including directly to purchasers or through underwriters, broker-dealers or agents, who may act as agent or as principal, and who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved. The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the shares of Class A Common Stock covered by this prospectus.

        The Selling Shareholders have advised us that the shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale and/or at negotiated prices. These sales may be effected in one or more transactions, including:

  •
  on The New York Stock Exchange or in any other securities market on which our Class A Common Stock is then listed or traded;

  •
  in the over-the-counter market;

  •
  in negotiated transactions;

  •
  to underwriters for resale to the public or to investors;

  •
  in a combination of any of the above transactions; or

  •
  through any other available transaction.

        Sales on or through The New York Stock Exchange will be effected at such prices as may be obtainable and as may be satisfactory to the Selling Shareholders.

        The Selling Shareholders may enter into hedging and/or monetization transactions. For example, a Selling Shareholder may:

  •
  enter into transactions with a broker-dealer or affiliate of a broker-dealer or other third party in connection with which that other party will become a Selling Shareholder and engage in short sales of our Class A Common Stock under this prospectus, in which case the other party may use shares of our Class A Common Stock received from the Selling Shareholder to close out any short positions;

  •
  itself sell short our Class A Common Stock under this prospectus and use shares of our Class A Common Stock held by it to close out any short position;

  •
  enter into options, forwards or other transactions that require a Selling Shareholder to deliver, in a transaction exempt from registration under the Securities Act, our Class A Common Stock to a broker-dealer or an affiliate of a broker-dealer or other third party who may then become a Selling Shareholder and publicly resell or otherwise transfer our Class A Common Stock under this prospectus; or

  •
  loan or pledge our Class A Common Stock to a broker-dealer or affiliate of a broker-dealer or other third party who may then become a Selling Shareholder and sell the loaned shares or, in an event of default in the case of a pledge, become a Selling Shareholder and sell the pledged shares under this prospectus.

        The Selling Shareholders may sell any or all of the shares of our Class A Common Stock offered by them pursuant to this prospectus. In addition, the Selling Shareholders may transfer, devise or gift the shares of Class A Common Stock by other means not described in this prospectus. Any shares of Class A Common Stock covered by this prospectus that qualify for sale under Rule 144 under the Securities Act may be sold under that rule rather than under this prospectus.

        If the Selling Shareholders use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Any public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time. The Selling Shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of 6,900,000 shares of Class A Common Stock by the Selling Shareholders.

        The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. As a result, any profits on the sale of the shares of Class A Common Stock by the Selling Shareholders and any discounts, commissions or concessions received by any broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. If a Selling Shareholder is deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, that Selling Shareholder will be subject to the prospectus delivery requirements of the Securities Act (including delivery through the facilities of the NYSE pursuant to Rule 153 under the Securities Act). We have informed the Selling Shareholders of their obligations to comply with the provisions of the Exchange Act and the rules under the Securities Exchange Act of 1934 relating to stock manipulation, particularly Regulation M.

        To the extent required, the shares to be sold, the names of the Selling Shareholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, the specific terms of any underwriting or other agreement and any applicable commissions, discounts or concessions with respect to a particular offering will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part. In addition, upon our being notified by a Selling Shareholder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares, we will file a supplement to this prospectus.

        In order to comply with the securities laws of some states, if applicable, the shares of Class A Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of Class A Common Stock may not be sold unless they have been registered or qualified for sale or any exemption from registration or qualification requirements is available and is complied with.

        Expenses of this offering related to this registration statement, estimated at $            , will be borne in full by the Selling Shareholders. Commission expenses and brokerage fees, if any, will be paid by the Selling Shareholders.

DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock and certain provisions of our Certificate of Incorporation, or our "Certificate" and the By-Laws is a summary and is qualified in its entirety by reference to the provisions of the Certificate and the By-Laws, copies of which have been filed with the Securities and Exchange Commission, and are incorporated by reference as exhibits to our registration statement of which this prospectus is a part.

        The authorized capital stock of the Company consists of (i) 100,000,000 shares of Class A Common Stock, $.001 par value, (ii) 50,000,000 shares of Class B Common Stock, $.001 par value, and (iii) 5,000,000 shares of preferred stock, $.001 par value ("Preferred Stock").

Class A and B Common Stock

        On November 5, 2003, there were approximately 603 holders of record of Class A Common Stock and 33,837,489 shares of Class A Common Stock were issued and outstanding. On November 6, 2003, there were 14 holders of record of Class B Common Stock and 32,137,294 shares of Class B Common Stock issued and outstanding.

        Subject to the rights of the holders of any Preferred Stock which may be outstanding, each holder of Class A Common Stock and Class B Common Stock on the applicable record date is entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor, and, in the event of liquidation, to share pro rata in any distribution of our assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding Preferred Stock. Each holder of Class A Common Stock is entitled to one vote for each share held of record on the applicable record date on all matters presented to a vote of shareholders, including the election of directors. The holders of Class B Common Stock are entitled to ten votes per share on the applicable record date and are entitled to vote, together with the holders of the Class A Common Stock, on all matters which are subject to shareholder approval. Holders of Class A Common Stock and Class B Common Stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or redemption or sinking fund provisions with respect to such stock. The Class B Common Stock is convertible into Class A Common Stock on a one-for-one basis at the option of the holder and upon transfer of such shares to persons other than existing shareholders or certain of their family members.

        The shares of Class A Common Stock offered hereby, when issued, will be fully paid and nonassessable.

        The Class A Common Stock is listed on the NYSE under the symbol "MSM."

        The transfer agent for the Class A Common Stock is American Stock Transfer & Trust Company.

Preferred Stock

        Our Certificate authorizes 5,000,000 shares of Preferred Stock. The Company's Board of Directors has the authority to issue shares of Preferred Stock in one or more series and to fix, by resolution, the voting powers, full or limited or no voting powers, and such designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, including the number of shares in such series (which the Board may increase or decrease as permitted by New York law), liquidation preferences, dividend rates, conversion rights and redemption provisions of the shares constituting any series, without any further vote or action by the shareholders. Any shares of Preferred Stock so issued would have priority over the Class A Common Stock and Class B Common Stock with respect to dividend or liquidation rights or both. There are currently no shares of Preferred Stock outstanding and the Company has no current intention to issue any shares of Preferred Stock.

Dividend Policy

        On July 10, 2003, the Board of Directors instituted a policy of regular quarterly cash dividends to shareholders. The Board of Directors established a quarterly dividend rate of $0.05 per share, or $0.20 per share annually. This policy is reviewed regularly by the Board of Directors. The first dividend was paid on August 11, 2003 for approximately $3.3 million to shareholders of record at the close of business on July 31, 2003. On October 29, 2003 the Board of Directors approved a second dividend of $.05 per share payable on November 26, 2003 to shareholders of record at the close of business on November 17, 2003. The dividend will result in an anticipated payout of approximately $3.3 million based on the number of shares currently outstanding. The provisions of our revolving credit agreement limit the payment of dividends in each fiscal year to 50% of net income in the immediately preceding fiscal year plus $10.0 million.

Certain Provisions of By-laws Affecting Shareholders

        Special meetings of the shareholders may be called by resolution of the Board of Directors or by the president and shall be called by the president or secretary upon the written request (stating the purpose or purposes of the meeting) of a majority of the Board of Directors or of the holders of a majority of the outstanding shares entitled to vote. Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting.

Business Combination Statute

        As a New York resident domestic corporation, we are subject to the provisions of Section 912 of the New York Business Corporation Law. Section 912 provides, with certain exceptions, that a New York resident domestic corporation may not engage in a "business combination" (such as merger, consolidation, recapitalization or disposition of stock) with any "interested shareholder" for a period of five years from the date that the person became an interested shareholder unless: (a) the transaction resulting in a person becoming an interested shareholder, or the business combination was approved by the board of directors of the corporation prior to that person becoming an interested shareholder; (b) the business combination is approved by the holders of a majority of the outstanding voting stock not beneficially owned by the interested shareholder; or (c) a business combination that meets specified valuation requirements for the stock of the New York resident domestic corporation. An "interested shareholder" is defined as any person that (a) is the beneficial owner of 20% or more of the outstanding voting stock of the New York resident domestic corporation or (b) is an affiliate or associate of the corporation that at any time during the five years prior was the beneficial owner, directly or indirectly, of 20% or more of the then outstanding voting stock. These provisions are likely to impose greater restrictions on an unaffiliated shareholder than on the existing shareholders who will continue to own all of the Class B Common Stock after this Offering.

LEGAL MATTERS

        The validity of the shares of Class A Common Stock offered hereby and certain other legal matters in connection with this Offering will be passed upon for the Company by Katten Muchin Zavis Rosenman, New York, New York.

        Certain members and associates of the firm of Katten Muchin Zavis Rosenman own an aggregate of approximately 4,100 shares of Class A Common Stock.

EXPERTS

        The consolidated financial statements of MSC Industrial Direct Co., Inc. and Subsidiaries appearing in MSC Industrial Direct Co., Inc.'s Annual Report (Form 10-K) for the year ended August 30, 2003, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are required to file periodic reports, proxy and information statements and other information with the SEC. You may read any materials filed by us at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. You may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC's Internet website located at http://www.sec.gov.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the sale of the Class A Common Stock. This prospectus is part of that registration statement. As allowed by SEC rules, this prospectus does not contain all of the information included in the registration statement or in the exhibits to the registration statement. For further information with respect to our company and the securities offered by this prospectus, you should read the registration statement and the exhibits filed with the registration statement. You may obtain copies of the registration statement and exhibits from the SEC upon payment of a fee prescribed by the SEC or examine the documents, free of charge, at the public reference facilities or Internet website referred to above. A summary in this prospectus of any document filed as an exhibit to the registration statement, although materially complete, does not summarize all of the information in that document. You should read the exhibit for a more complete understanding of the document or matter involved.

        The following documents heretofore filed by us with the SEC pursuant to the Securities Exchange Act of 1934 are incorporated herein by reference:

        (i)    Our Annual Report on Form 10-K for the fiscal year ended August 30, 2003; and

        (ii)   The information in respect of our Class A common stock, $.001 par value contained in the Company's Registration Statement on Form 8-A filed with the Commission on December 8, 1995.

        All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the Class A Common Stock hereunder shall be deemed to be incorporated by reference into this prospectus and those documents shall be deemed to be a part of this prospectus from the date of filing of those documents. All filings filed by us under the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of that registration statement shall also be deemed to be incorporated by reference into this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the request of any such person, a copy of any or all of the information incorporated herein by reference (exclusive of exhibits to such documents unless such exhibits are specifically incorporated by reference herein). Requests for such copies should be directed to Shelley Boxer, Vice President, MSC Industrial Direct Co., Inc., 75 Maxess Road, Melville, NY 11747, telephone (516) 812-2000.

        You should rely only on the information provided in this prospectus or incorporated by reference into this prospectus. No person has been authorized to provide you with different information and you should not rely on any information you receive or representations made that are not contained in, or incorporated by reference into, this prospectus.

        This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

        The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate after the date on the cover page.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The expenses in connection with the issuance of the securities being registered are estimated as follows:

Securities and Exchange Commission Registration Fee		$23,735
New York Stock Exchange Listing Fee	$		*
Printing and Engraving	$		*
Legal Fees and Expenses		$25,000
Accountants' Fees and Expenses	$		*
Blue Sky Qualification Fees and Expenses		$0
Transfer Agent and Registrar Fees and Expenses	$		*
Miscellaneous.	$		*

Total	$		*

*
To be Provided by Amendment.

        The Selling Shareholders will bear all expenses in connection with the preparation and filing of this registration statement. Brokers or dealers may receive commission or discounts from the selling shareholders in amounts to be negotiated immediately prior to the sale; commission expenses and brokerage fees will be paid by the Selling Shareholders.

Item 15.    Indemnification of Directors and Officers.

        Article EIGHTH of the Company's Certificate of Incorporation and Section 722 of the New York Business Corporation Law, as amended, the law of the state in which the Company is incorporated, empowers a corporation, within certain limitations, to indemnify any person who served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

        Article SEVENTH of the Company's Certificate of Incorporation, provides:

        No director of the Corporation shall be personally liable to the Corporation or its shareholders for damages for any breach of duty in such capacity, provided that nothing contained in this Article SEVENTH shall eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that his or her acts violated Section 719, or its successor, of the New York Business Corporation Law.

Item 16.    Exhibits

Exhibit Number	Description
4.1	— Form of Class A Common Stock Certificate (incorporated by reference to Exhibit 4.01 the Company's Registration Statement on Form S-1, Registration No. 33-98832, as amended).
5	— Opinion of Katten Muchin Zavis Rosenman (filed herewith)
23.1	— Consent of Ernst & Young LLP (filed herewith)
23.3	— Consent of Katten Muchin Zavis Rosenman (included in Exhibit 5)
24.1	— Power of Attorney (included on signature page)

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

        The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Melville, State of New York, on November 7, 2003.

MSC INDUSTRIAL DIRECT CO., INC.
By:	/s/ MITCHELL JACOBSON Mitchell Jacobson Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mitchell Jacobson, Charles Boehlke and Shelley Boxer and each or any of them, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments and any subsequent Registration Statement filed pursuant to Rule 462(b) under the Securities Act) to this Registration Statement, and to file the same, with all the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MITCHELL JACOBSON Mitchell Jacobson	Chief Executive Officer and Director	November 7, 2003
/s/ SIDNEY JACOBSON Sidney Jacobson	Vice-Chairman of the Board of Directors	November 7, 2003
/s/ CHARLES BOEHLKE Charles Boehlke	Executive Vice President, Chief Financial Officer and Director	November 7, 2003
/s/ SHELLEY BOXER Shelley Boxer	Vice President of Finance and Director	November 7, 2003
/s/ DAVID SANDLER David Sandler	President, Chief Operating Officer and Director	November 7, 2003
/s/ JAMES SCHROEDER James Schroeder	Senior Vice President—Logistics and Director	November 7, 2003
/s/ ROGER FRADIN Roger Fradin	Director	November 7, 2003
/s/ DENIS KELLY Denis Kelly	Director	November 7, 2003
/s/ RAYMOND LANGTON Raymond Langton	Director	November 7, 2003
/s/ PHILIP PELLER Philip Peller	Director	November 7, 2003

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